Exhibit 23.1

Millicom International Cellular S.A. 15 Rue Léon Laval Z.I. Am Bann L – 3372 Leudelange Luxembourg
PricewaterhouseCoopers
Société à responsabilité limitée
Réviseur d'entreprises
400, route d'Esch
B.P. 1443
L-1014 Luxembourg
Telephone +352 494848-1
Facsimile +352 494848-2900
www.pwc.com/lu
info@lu.pwc.com

December 17, 2009

Millicom International Cellular S.A.

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 24, 2009 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting which appears in Millicom International Cellular S.A.'s Annual Report on Form 20-F for the year ended December 31, 2008.

/s/ Gilles Vanderweyen
PricewaterhouseCoopers S.à r.l.